SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2004

Newtek Business Services, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Quentin Roosevelt Blvd., Garden City, New York	11554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 390-2260

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. The words “believe,” “will be able,” “anticipate,” “estimate,” “should,” “will,” “expect,” “continue,” “intend” or similar words are intended to identify forward-looking statements. Such statements involve risks and uncertainties that exist in the operations and business environment of Newtek Business Services, Inc. that could render actual outcomes and results materially different than predicted. Our forward-looking statements are based on assumptions about many factors, including, but not limited to: changes in interest rates or the general economy of the markets in which we operate; economic, technological or regulatory changes affecting the businesses conducted and to be conducted by us; our ability to employ and retain qualified employees; changes in government regulations that are applicable to our regulated small business lending; our ability to identify and complete acquisitions and successfully integrate the businesses we acquire; changes in the demand for the services we or our affiliates offer; the degree and nature of competition; and general volatility of the capital markets and the market price of our common stock. While we believe that our assumptions are reasonable at the time forward-looking statements were made, we caution that it is impossible to predict the actual outcome of numerous factors and, therefore, readers should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update such statements in light of new information or otherwise.

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ITEM 5. Other Events and Regulation FD Disclosure

On April 28, 2004, Newtek signed an Asset Purchase Agreement to purchase substantially all of the assets of CrystalTech Web Hosting, Inc., or CrystalTech. Based in Phoenix, Arizona, CrystalTech is engaged in the business of providing webhosting and related services. CrystalTech serves approximately 26,000 customers in the United States and throughout the world using Microsoft Corporation technology and software. We will acquire the “CrystalTech Web Hosting” name and plan to operate the business with the current management team. As a result of the acquisition, we will have the ability to offer website hosting and related business services to our other small and medium-sized business customers and we will be able to cross-market our existing products and services to CrystalTech’s existing customers.

We will acquire substantially all of the assets and certain liabilities of Crystal Tech in exchange for $10,000,000 in cash and shares of our common stock equal in market value to $250,000. An additional number of shares of our common stock equal to $250,000 will be awarded as restricted stock to employees who remain with the company. Additional contingent payments would be made after one and two years of, in the aggregate, $1,250,000 in cash and $1,750,000 in our common stock, if CrystalTech achieves certain profitability goals. The consideration which we will pay for this company was determined by management and our board to be appropriate based on (i) a discounted cash flow analysis of CrystalTech’s business, (ii) comparable traded webhosting company valuations, (iii) precedent transaction valuations in the recent past and (iv) a valuation analysis of CrystalTech assets pursuant to FASB 141 and in consultation with outside professional and financial advisors.

Under the terms of the Asset Purchase Agreement, our acquisition of CrystalTech is contingent upon a number of conditions, including receiving the net proceeds of a financing, of at least $12,000,000. Assets to be acquired will be the customer list, all furniture, fixtures and equipment used in the webhosting business, all intellectual property used in the business and the assumption of the lease covering the 13,000 square foot facility in which CrystalTech operates, occupying the entire ground floor of a new two story building.

CrystalTech is currently owned and operated by its founder and Chief Executive Officer, Tim Uzzanti. Mr. Uzzanti has agreed to enter into a two-year employment agreement upon the closing of the acquisition. Mr. Uzzanti and the current management team have been responsible for CrystalTech’s success to date. Two of the key managers have agreed to stay on to manage the company’s technical and customer service response operations.

A copy of our press release dated April 28, 2004 is attached as Exhibit 99.1 and a copy of the Asset Purchase Agreement is attached as Exhibit 2.1 and includes a list of schedules to the Agreement which have been omitted. We agree to provide supplementally a copy of any omitted schedule to the Commission upon request.

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Some of the risks associated with this proposed acquisition are:

1) Some of the conditions to be met in order to consummate the transaction are not within our control. For example, we and CrystalTech must obtain the consent of Microsoft to transfer the software license necessary to operate the business.

2) Beyond Mr. Uzzanti, two other key individuals have agreed to stay on to manage the company’s technical and customer service operations. If they do not or if they depart shortly after the acquisition, we would lose these critical services, and the profitability of the web hosting business could be adversely impacted.

3) The website hosting business utilizes a variety of complex technologies which could undergo rapid change in the future. It may, therefore, become necessary for us to contribute significant additional capital to keep equipment and technologies current. If we fail to do so, the CrystalTech technologies could become obsolete.

4) While CrystalTech has had positive operating results in the past, such performance is no guarantee of future profitability.

Audited financial statements of CrystalTech for the years ended December 31, 2003 and 2002 are attached Exhibit 99.2. Unaudited pro forma consolidated financial statements showing the effect of the proposed transaction as if it had occurred on January 1, 2003, will be filed within the 60 days of the date of this current report.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	Asset Purchase Agreement, dated April 28, 2004, between Newtek Business Services, Inc., and CrystalTech Web Hosting, Inc. (including a listing of omitted schedules).

99.1	Newtek Business Service, Inc. press release, dated April 28, 2004.

99.2	CrystalTech Web Hosting, Inc. Financial Statements, December 31, 2003 and 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2004

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	Chairman of the Board, Chief Executive Officer, and Secretary

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Asset Purchase Agreement, dated April 28, 2004, between Newtek Business Services, Inc., and CrystalTech Web Hosting, Inc. (schedules omitted)

99.1	Newtek Business Service, Inc. press release, dated April 28, 2004.

99.2	CrystalTech Web Hosting, Inc. Financial Statements, December 31, 2003 and 2002

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